BK 2804 PG 405-407 (3)	DOC# 700151681
This Document eRecorded:	8/11/2025 12:42:11 PM
Fee: $26.00	Excise Tax: $0.00
Dare County, North Carolina	Transfer Tax: $0.00
Cheryl L. House, REGISTER OF DEEDS

STATE OF NORTH CAROLINA COUNTY OF DARE

Drawn by and return to: David R. Dixon; Dixon & Dixon Law Offices, PLLC

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT is made as of this  31 day of   July  , 2025 by and between Patricia Midgett (hereinafter “Beneficiary”), and KS OBX LLC (the “Borrower”), and DAVID R. DIXON (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Borrower has made and delivered its promissory note dated May 4, 2023, evidencing an original indebtedness of $l03,000.00 (the “Note”) and the Note is secured by a deed of trust of even date and recorded in Book 2678 at Page 934, Dare County Public Registry (“Deed of Trust”).

The Note and Deed of Trust are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

WHEREAS, the Borrower desires to modify the provisions of the Contract in the manner hereinafter set out, and the Beneficiary (as holder and owner of the Note and the Secured Party under the Deed of Trust) consents to the same, it being specifically understood that, except as herein modified, the terms and provisions of the Contract, and the individual instruments thereof, shall remain unchanged and continue in full force as therein written;

NOW, THEREFORE, the Beneficiary in consideration of the premises and the sum of Fifty Three Thousand Dollars, paid by the Borrower to the Beneficiary, receipt of which is hereby acknowledged by each, does hereby agree that the Contract shall be, and the same hereby is, amended to provide as follows:

submitted electronically by “Dixon & Dixon Law Offices”

in compliance with North Carolina statutes governing recordable documents and the terms of the submitter agreement with the Dare county Register of Deeds.

1.The maturity date of the Note and the maturity date of the Deed of Trust is changed to July 1, 2027.

2.The outstanding principal balance of the Note and the Deed of Trust is changed to $50,000.00.

IT IS MUTUALLY AGREED between and among the parties hereto that nothing herein contained shall in any way impair the security now held for the indebtedness evidenced by the Contract, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Contract, except as herein amended, nor affect or impair any rights, powers or remedies under the Contract. Except as herein and hereby expressly modified, said Contract contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of said Contract, all of which shall remain in full force and effect, as modified herein.

FURTHERMORE, Beneficiary does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Note. Borrower hereby expressly waives, to the full extent it may lawfully do so, any rights which it may now or at any time hereafter have by virtue of North Carolina General Statutes Sections 26-7 and 45-45.1.

IN WITNESS WHEREOF, this Modification Agreement is executed by the parties hereto on the day and year first above written.

BORROWER:

KS OBX LLC

BY: ______________________________(SEAL)
Joseph M. Robert, Manager of
Robert Ventures LLC, Manager

STATE OF Florida
COUNTY OF Manatee

I, a Notary Public of the County and State aforesaid, certify that Joseph M. Robert, Manager of Robert Ventures LLC, Manager of KS OBX LLC personally appeared before me this day and acknowledged the execution of the foregoing instrument on behalf of the company. Witness my hand and official stamp or seal, this 31st day of July, 2025.

____
Notary Public

My Commission Expires: 09/08/2025

Notary Public State of Florida
Savannah Combs
My Commission
HH 173377
Exp. 9/8/2025

NOTARY PUBLIC STATE OF FLORIDA

BENEFICIARY:

_________________________(SEAL)
Patricia Midgett

TRUSTEE:

_________________________(SEAL)
David R. Dixon

STATE OF NORTH CAROLINA
COUNTY OF DARE

I, a Notary Public of the County and State aforesaid, certify that Patricia Midgett, personally appeared before me this day and acknowledged the execution of the foregoing instrument. Witness my hand and official stamp or seal, this 8 day of August, 2025.

____
Notary Public

My Commission Expires: 10/08/2029

Samuel J Scholten
NOTARY PUBLIC
Dare County, NC
My Commission Expires October 08, 2029

STATE OF NORTH CAROLINA
COUNTY OF DARE

I, a Notary Public of the County and State aforesaid, certify that DAVID R. DIXON, Trustee, personally appeared before me this day and acknowledged the execution of the foregoing instrument. Witness my hand and official stamp or seal, this 11 day of August, 2025.

____
Notary Public

My Commission Expires: 10/28/2025

CARLOS A BABILONIA
Notary Public
Dare
County
NORTH CAROLINA